Exhibit 10.6

EXECUTION VERSION

BACKSTOP AGREEMENT

This Backstop Agreement (the “Agreement”) is made as of November 15, 2023 (the “Execution Date”) by and among Pogo Royalty, LLC, a Texas limited liability company (“Pogo Royalty”), HNR Acquisition Corp., a Delaware corporation (the “Company” or the “SPAC”), HNRA Upstream, LLC, a Delaware limited liability company (“OpCo”), and the persons listed as Founders on the signature pages hereto (individually, each a “Founder” and, collectively, the “Founders”). Except as otherwise indicated herein, capitalized terms used herein are defined in Section 8 hereof.

WHEREAS, CIC Pogo LP, a Delaware limited partnership (“CIC”), DenCo Resources, LLC, a Texas limited liability company (“DenCo”), Pogo Resources Management, LLC, a Texas limited liability company (“Pogo Management”), 4400 Holdings, LLC, a Texas limited liability company (“4400” and, together with CIC, DenCo and Pogo Management, collectively, “Seller” and each a “Seller”), the Company, OpCo and HNRAC Sponsors LLC, a Delaware limited liability company (“Sponsor”), solely with respect to Section 6.20 thereof, entered into that certain Amended and Restated Membership Interest Purchase Agreement, dated as of August 28, 2023 (as amended from time to time, the “MIPA”), pursuant to which, OpCo agreed to acquire and accept from Seller, and Seller agreed to contribute, assign and convey to OpCo, all of Seller’s right title and interest to 99.0% of the outstanding membership interests of Pogo Resources, LLC, a Texas limited liability company (“Pogo”);

WHEREAS, pursuant to the MIPA, OpCo will amend and restate its limited liability company agreement (the “A&R LLC Agreement”) whereby OpCo will authorize the issuance of 2,000,000 units as the Class A Convertible Preferred Units (the “Class A Preferred Units”);

WHEREAS, as part of the Aggregate Consideration (as defined in the MIPA) to be paid to Pogo Royalty by OpCo pursuant to the MIPA, OpCo has agreed to issue up to 2,000,000 Class A Preferred Units to Pogo Royalty (such number of shares of Class A Preferred Units actually issued to Pogo Royalty, the “Seller Units”) concurrent with the closing of the transactions contemplated by the MIPA (such date, the “Effective Date”);

WHEREAS, upon issuance of the Class A Preferred Units to Pogo Royalty, the Founders have agreed to place into trust certain shares of the Company’s Class A common stock, par value $0.0001 per share (the “SPAC Class A Common Stock”), held by the Founders and to purchase certain Seller Units from Pogo Royalty pursuant to the terms and conditions of this Agreement; and

WHEREAS, prior to the Effective Date, the Founders will have given binding instructions to place at least 1,300,000 shares of SPAC Class A Common Stock as reflected on Exhibit A (the “Trust Shares”) into trust once all Trust Shares are not restricted by transfer (the “Lockup Expiration Date”) pursuant to Section 3 of that certain letter agreement, by and between the SPAC and the Sponsor, dated February 10, 2022 (the “Letter Agreement”), and to be governed by a trust agreement, in a form mutually agreed to by the parties, by and among the Founders and a trustee or broker, mutually agreeable between the parties (the “Trust Agreement”) whereby the Founders will agree not to sell or borrow against the Trust Shares, except for purposes of financing the purchase of Seller Units as governed by this Agreement and the Trust Agreement until the termination of this Agreement or with the prior written consent of Pogo Royalty.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

Section 1. Trust Account. On the Lockup Expiration Date, the Founders agree to place the Trust Shares into a trust account pursuant to the terms of the Trust Agreement. In addition, the Company and OpCo agree to use their reasonable best efforts to cause, prior to December 31, 2023, additional Persons who are subject to the Letter Agreement to place shares of SPAC Class A Common Stock into escrow and execute joinders to this Agreement and the Trust Agreement so that the total aggregate number of shares of SPAC Common Stock subject to the Trust Agreement equals 1,500,000. Upon signing joinders to this Agreement, such Persons shall be considered “Founders” hereunder and such shares shall be considered “Trust Shares.”

Section 2. Grant of Put Option.

(a) Right to Sell. Subject to the terms and conditions of this Agreement, at any time on or after the Lockup Expiration Date up to the and until the date this Agreement is terminated in accordance with Section 8 herein, Pogo Royalty shall have the right (the “Put Right”), but not the obligation, to cause the Founders to, jointly and severally, purchase Seller Units at the Put Purchase Price (as defined below) as indicated in the Put Exercise Notice (as defined below), subject to the Put Maximum (as defined below). The Put Right may only be exercised by Pogo Royalty up to two (2) times prior to the termination of this Agreement.

(b) Procedures. If Pogo Royalty desires to sell any of Seller Units pursuant to Section 2(a), Pogo Royalty shall deliver to the Founders a written notice (the “Put Exercise Notice”) exercising the Put Right and specifying the number of Seller Units to be sold up to the Put Maximum (the “Put Units”) by Pogo Royalty to the Founders and the closing date, which shall take place no less than 30 days following receipt by Founder of the Put Exercise Notice (each a “Put Right Closing Date”). By delivering the Put Exercise Notice, Pogo Royalty will represent to the Founders that (A) Pogo Royalty has full right, title, and interest in and to the Put Units, (B) Pogo Royalty has all the necessary power and authority and has taken all necessary action to sell such Put Units as contemplated by this Section 2 and (C) the Put Units are free and clear of any and all mortgages, pledges, security interests, options, rights of first offer, encumbrances, or other restrictions or limitations of any nature whatsoever other than those arising as a result of or under the terms of this Agreement or the A&R LLC Agreement.

(c) Consummation of Sale. The Founders will pay the Put Purchase Price in full for the Put Units by wire transfer of immediately available funds to the account(s) of Pogo Royalty as designated by Pogo Royalty on the Put Right Closing Date.

(d) Cooperation. The Founders and Pogo Royalty shall each take all actions as may be reasonably necessary to consummate the sale contemplated by this Section 2, including, without limitation, entering into agreements and delivering certificates and instruments and consents as may be deemed necessary or appropriate; provided, that such documents shall not impose any liability on Pogo Royalty.

(e) Closing. At the closing of any sale and purchase pursuant to this Section 2, Pogo Royalty shall deliver to the Founders a certificate or certificates representing the Put Units to be sold (if any) or by such other transfer as contemplated by the A&R LLC Agreement, accompanied by limited liability company unit powers and all necessary transfer taxes paid and stamps affixed, if necessary, against receipt of the Put Purchase Price.

Section 3. Put Purchase Price. In the event Pogo Royalty exercises the Put Right hereunder, the purchase price per unit at which the Founders shall be required to purchase the Put Units (the “Put Purchase Price”), shall be equal to the Original Liquidation Preference plus the product of (i) the number of days elapsed since the Effective Date and (ii) the Original Liquidation Preference divided by 730. The “Original Liquidation Preference” shall be $10.00 per Seller Unit.

Section 4. Representations and Warranties of the Company. As a material inducement to the Founders to enter into this Agreement and purchase the Put Units, the Company and OpCo hereby represents and warrants that:

(a) Organization and Corporate Power. The Company and OpCo is, respectively, a corporation and a limited liability company, each of which is duly organized, validly existing and in good standing under the laws of Delaware and is qualified to do business in every jurisdiction in which its ownership of property or conduct of business requires it to qualify. Each of the Company and OpCo has all requisite power and authority and all material licenses, permits and authorizations necessary to own and operate its properties and to carry on its business as now conducted and presently proposed to be conducted, and all requisite power and authority to carry out the transactions contemplated by this Agreement.

(b) Capital Stock. All of the issued and outstanding shares of capital stock of the Company have been duly and validly authorized and issued. All of the issued and outstanding units of OpCo have been duly and validly authorized and issued. All Class A Preferred Units to be purchased by the Founders from Pogo Royalty pursuant to Section 2 have been duly authorized, and are validly issued, fully paid and nonassessable.

(c) Authorization; No Breach; Compliance with Laws. The execution, delivery and performance of this Agreement and any other agreement contemplated hereby to which either the Company or OpCo is a party have been duly authorized by either the Company or OpCo, as applicable. The execution, delivery and performance of this Agreement by either the Company or OpCo and the consummation of the transactions contemplated hereby will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which either the Company or OpCo is a party or by which either the Company or OpCo is bound or to which any of the property or assets of the Company or OpCo is subject, (ii) result in any violation of the provisions of the charter, by-laws or equivalent organizational documents of the Company or OpCo or (iii) result in any violation of any statute, including, without limitation, the Delaware General Corporation Law or the Delaware Limited Liability Company Act, or any order, rule or regulation of any court or governmental agency or body having jurisdiction over either the Company or OpCo any of their properties or assets. No consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution, delivery and performance of this Agreement by either the Company or OpCo and the consummation of the transactions contemplated hereby.

(d) Broker’s Fees. There is no investment banker, broker, finder or other intermediary or advisor that has been retained by or is authorized to act on behalf of either the Company or OpCo, or any of their Affiliates who might be entitled to any fee, commission or reimbursement of expenses as a result of consummation of the transactions contemplated hereby.

Section 5. Representations and Warranties of the Founders. As a material inducement to the Company and Pogo Royalty to enter into this Agreement, the Founders hereby, jointly and severally, represent and warrant that:

(a) Authorization; No Breach. The execution of this Agreement by the Founders and the consummation by the Founders of the transactions contemplated hereby will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which such Founder is a party or by which such Founder is bound or to which any of its property or assets is subject, nor will such actions result in any violation of the provisions of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over such Founder or its property or assets in each case in a manner that would adversely impact the Founders’ ability to purchase the Put Units hereunder; and, except for such consents, approvals, authorizations, registrations or qualifications as may be required under applicable federal and state securities laws in connection with the purchase of the Put Units, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution, delivery and performance of this Agreement by the Founders and the consummation by the Founders of the transactions contemplated hereby in each case in a manner that would adversely impact the Founders’ ability to purchase the Put Units and perform its obligations hereunder.

(b) Share Ownership. Each Founder has full right, title, and interest in and to the shares of SPAC Class A Common Stock as reflected on Exhibit A, and such shares of SPAC Class A Common Stock are free and clear of any and all mortgages, pledges, security interests, options, rights of first offer, encumbrances, or other restrictions or limitations of any nature whatsoever other than those arising as a result of or under the terms of this Agreement and the Letter Agreement.

(c) Broker’s Fees. There is no investment banker, broker, finder or other intermediary or advisor that has been retained by or is authorized to act on behalf of the Founders who might be entitled to any fee, commission or reimbursement of expenses from either the Company or any of its Affiliates as a result of consummation of the transactions contemplated hereby.

Section 6. Sales to Company or Sales to Founders, individually. From time to time, upon mutual agreement between the Company and Pogo Royalty, the Company may purchase Seller Units from Pogo Royalty, and Pogo Royalty may sell Seller Units to the Company, at the Put Purchase Price in accordance with the terms of this Agreement, without giving effect to the Put Maximum. From time to time, upon mutual agreement between Pogo Royalty and any individual Founder or group of Founders, such Founder(s) may purchase Seller Units from Pogo Royalty, and Pogo Royalty may sell Seller Units to such Founder(s), at the Put Purchase Price in accordance with the terms of this Agreement, without giving effect to the Put Maximum. If the parties agree to purchase Seller Units pursuant to this Section 6 within the first 30 days following the original issuance date of the Class A Preferred Units, the purchase price for any amount of Seller Units in excess of $10,000,000 will be at the Original Liquidation Preference.

Section 7. No Short Selling. Until this Agreement is terminated, neither Pogo Royalty nor any of its Affiliates will engage in any transaction which is designed to sell short the SPAC Class A Common Stock of the Company or any other publicly traded securities of the Company. In addition, Pogo Royalty represents that as of the date of this Agreement, neither it nor any of its Affiliates has any existing short position in the SPAC Class A Common Stock, nor has Pogo Royalty or any of its Affiliates executed any derivative instruments with any third party, which in either case is designed to dispose of the SPAC Class A Common Stock.

Section 8. Termination. This Agreement shall automatically be terminated on earlier of: (i) the date that is 6 months following the Lockup Expiration Date and, (ii) if the Put Right is exercised by Pogo Royalty, the last possible Put Right Closing Date. In addition, this Agreement may be terminated at any time prior to such date by mutual written consent of the Company, Pogo Royalty, and the Founders.

Section 9. Definitions. For the purposes of this Agreement, the following terms have the meanings set forth below:

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with such Person. For purposes of this definition, “control” when used with respect to any specified Person means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have meanings correlative of the foregoing.

“Person” means an individual, a partnership, a corporation, a limited liability company, association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

“Put Maximum” means, (i) at the time of the first Put Exercise Notice, the number of Seller Units with a Put Purchase Price equal to the amount that equals the (a) simple average of the daily VWAP of the SPAC Class A Common Stock during the five (5) Trading Days prior to the date of the Put Exercise Notice, multiplied by (b) the Trust Shares, multiplied by (c) 0.50; and (ii) at the time of the second Put Exercise Notice, the number of Seller Units with a Put Purchase Price equal to the amount that equals the greater of (a) the (A) Put Maximum at the time of the first Put Exercise Notice, minus (B) the total Put Purchase Price paid by the Founders at the time of the first Put Right Closing Date, and (b) the (A) simple average of the daily VWAP of the SPAC Class A Common Stock during the five (5) Trading Days prior to the date of the second Put Exercise Notice, multiplied by (B) the Trust Shares, multiplied by (C) 0.50, minus (D) the total Put Purchase Price paid by the Founders at the time of the first Put Right Closing Date.

“Trading Day” means any days during the course of which the Principal Market on which the SPAC Class A Common Stock is listed or admitted to trading is open for the exchange of securities.

“VWAP” means, for any Trading Day, the per share daily volume weighted average price of the Common Stock for such Trading Day on the New York Stock Exchange, the NYSE American, the Nasdaq Global Select Market, the Nasdaq Global Market, the Nasdaq Capital Market, the OTCQB, the OTCBB or the NYSE Euronext, whichever is at the time the principal trading exchange or market for the Common Stock (the “Principal Market”) from 9:30 a.m. Eastern Time through 4:00 p.m. Eastern Time, or, if such price is not available, “VWAP” shall mean the market value per share of SPAC Class A Common Stock on such Trading Day as determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm reasonably acceptable to Pogo Royaltys.

Section 10. Miscellaneous.

(a) Successors and Assigns. All covenants and agreements in this Agreement by or on behalf of any of the parties hereto will bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not; provided that neither this Agreement nor any of the rights, interests, or obligations hereunder may be assigned by any party, including, without limitation, by nature of sale of Seller Units to a third-party, without the prior written consent of the other parties hereto, which such consent shall not be unreasonably withheld, conditioned, or delayed. For the avoidance of doubt, the Put Right does not transfer with the sale, transfer or change of ownership of any Class A Preferred Unit without the express approval of the Company.

(b) Survival of Representations and Warranties. All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

(c) No Third-Party Beneficiaries. This Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other person any legal or equitable right, benefit, or remedy of any nature whatsoever, under or by reason of this Agreement.

(d) Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

(e) Construction. Whenever the context requires, each term stated in either the singular or the plural shall include the singular and the plural, and pronouns stated in either the masculine, the feminine or the neuter gender shall include the masculine, feminine and neuter. All references to Sections and Paragraphs refer to sections and paragraphs of this Agreement. The use of the word “including” in this Agreement shall be by way of example rather than limitation.

(f) Amendment and Waiver. The provisions of this Agreement may be amended and waived only with the prior written consent of the parties hereto. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. Except as otherwise set forth in this Agreement, no failure to exercise, or delay in exercising, any rights, remedy, power, or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power, or privilege.

(g) Counterparts; Facsimile Signature. This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same Agreement. This Agreement may be executed by facsimile signature.

(h) Governing Law. This Agreement will be governed in all respects by the laws of the State of Delaware, without regard to the principles of conflicts of law of such state.

(i) Notices. All notices which are required or may be given pursuant to this Agreement shall be sufficient in all respects if given in writing and delivered personally, by facsimile, by email or by registered or certified mail, postage prepaid, as follows or at such other address as any party may notify the other party of from time to time:

If to Pogo Royalty:

CIC Pogo LP

Oak Lawn Hall at Old Parkland

3879 Maple Avenue

Suite 400

Dallas, TX 75219

Attention: Chris Cowan

Email: ccowan@cicpartners.com

with copies (which shall not constitute notice) to:

Baker Botts L.L.P.

2001 Ross Ave. Suite 900

Dallas, Texas 75201

Attention: Jon Platt

Email: jonplatt@bakerbotts.com

If to the Company or OpCo:

HNR Acquisition Corp

3730 Kirby Drive, Suite 1200

Houston, Texas 77098

Attention: Donald W. Orr, President

Email: donald.orr@hnra-nyse.com

with copies (which shall not constitute notice) to:

Pryor Cashman LLP

7 Times Square

New York, New York 10036

Attention Matthew Ogurick

Email: mogurick@pryorcashman.com

HNR Acquisition Corp

10142 Holly Chase Drive

Houston, Texas 77042

Attention: David M. Smith, General Counsel

Email: dmsmith@hnra-nyse.com

If to a Founder, at the addresses reflected in Exhibit A

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Backstop Agreement on the date first written above.

POGO ROYALTY:

POGO ROYALTY, LLC

By:	/s/ Kirk Pogoloff
Name:	Kirk Pogoloff
Title:	Manager

Signature Page to

Backstop Agreement

COMPANY:

HNR ACQUISITION CORP

By:	/s/ Mitchell B. Trotter
Name:	Mitchell B. Trotter
Title:	Chief Financial Officer

OPCO

HNRA UPSTREAM, LLC

By:	/s/ Mitchell B. Trotter
Name:	Mitchell B. Trotter
Title:	Chief Financial Officer

Signature Page to

Backstop Agreement

FOUNDERS:

JVS ALPHA PROPERTY, LLC

By:	/s/ Joseph Salvucci, Jr.
Name:	Joseph Salvucci, Jr.
Title:	Vice President

Signature Page to

Backstop Agreement

FOUNDERS:

DANTE CARAVAGGIO, LLC

By:	/s/ Dante Caravaggio
Name:	Dante Caravaggio
Title:	Sole Member

Signature Page to

Backstop Agreement

FOUNDERS:

/s/ Alan T. Cooke
Alan T. Cooke

Signature Page to

Backstop Agreement

FOUNDERS:

/s/ Jesse Allen
Jesse Allen

Signature Page to

Backstop Agreement

FOUNDERS:

/s/ Byron Blount
Byron Blount

Signature Page to

Backstop Agreement

FOUNDERS:

/s/ John McKee
John McKee

Signature Page to

Backstop Agreement

EXHIBIT A

Share Ownership

Name	Number of Trust Shares
Alan T. Cooke	40,000
Jesse Allen	30,000
Byron Blount	25,000
John McKee	10,000
JVS Alpha Property, LLC	940,000
Dante Caravaggio, LLC	300,000